Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisitions of the Acquired Business (as defined in Note 1 to the accompanying unaudited pro forma condensed combined financial statements) by Coca‑Cola Bottling Co. Consolidated (the “Company” or “CCBCC”) from Coca‑Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca‑Cola Company, pursuant to various asset purchase agreements and an asset exchange agreement between the Company, The Cola‑Cola Company and CCR. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquired Business, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the Company’s results of operations.

The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of the Company and the 2017 Tranche 2 Expansion Transactions (as defined in Note 1) as of July 2, 2017, which is the end of the second quarter of fiscal 2017 (“2017”), and has been prepared to reflect the effects of the 2017 Tranche 2 Expansion Transactions as if the acquisitions thereunder occurred on July 2, 2017.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 1, 2017 (fiscal “2016”) and the first half ended July 2, 2017 combine the historical results and operations of the Company and CCR, giving effect to the acquisitions of the Acquired Business as if they occurred on January 4, 2016, the first day of 2016. The historical results of the Company reflect the prior completion of previously announced distribution territory transactions and manufacturing facility acquisitions, as discussed in Note 1.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges the Company expects to incur in connection with integrating the operations of the Acquired Business.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S‑X, and are not indicative of the results of operations that would have been realized had the closings for the Acquired Business actually been completed on the dates indicated, nor are they indicative of the Acquired Business’s operations going forward.

To produce the pro forma financial information, the assets acquired and liabilities assumed in the 2017 Tranche 1 Expansion Transactions (as defined in Note 1), the 2017 Tranche 2 Expansion Transactions and the 2016 Expansion Transactions (as defined in Note 1) were adjusted to their estimated fair values. As of the date of this filing, the Company has not fully completed the detailed valuation work necessary to arrive at the final estimate of the fair value of the assets acquired and liabilities assumed for all of these transactions. Accordingly, the accompanying unaudited pro forma accounting for the Acquired Business is preliminary, made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements, and is subject to further adjustments as additional analyses are performed. There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Acquired Business included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	the Company’s audited consolidated financial statements and related notes contained within the Company’s Annual Report on Form 10-K for 2016;
•	the Company’s Quarterly Reports on Form 10‑Q for the quarterly periods ended April 2, 2017, July 2, 2017 and October 1, 2017;
•

the CCR 2017 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of December 31, 2016 and 2015 and for each of the two years ended December 31, 2016, filed as Exhibit 99.1 to this Form 8‑K/A;

•

the CCR 2017 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of June 30, 2017 and December 31, 2016 and for each of the six month periods ended June 30, 2017 and July 1, 2016, filed as Exhibit 99.2 to this Form 8‑K/A;

•

the CCR 2017 Tranche 1 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of and for the year ended December 31, 2016, filed as Exhibit 99.1 to the Company’s Current Report on Form 8‑K/A filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2017;

•

the CCR 2016 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements as of September 30, 2016 and December 31, 2015 and for the nine month periods ended September 30, 2016 and October 2, 2015, filed as Exhibit 99.2 to the Company’s Current Report on Form 8‑K/A filed with the SEC on January 13, 2017; and

•	the Company’s Current Report on Form 8‑K filed with the SEC on October 4, 2017, as it pertains to the 2017 Tranche 2 Expansion Transactions.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 2, 2017

(in thousands)	CCBCC (as reported)	Current Year Historic CCR - 2017 Tranche 2	Deep South Adjustments (Note 5)	2017 Tranche 2 Expansion Transactions Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$43,514	$174	$(326)	$1,319	5a	$44,681
Accounts receivable, trade	389,124	-	-	-		389,124
Allowance for doubtful accounts	(5,690)	-	-	-		(5,690)
Accounts receivable from The Coca-Cola Company	87,290	-	-	2,181	5b	89,471
Accounts receivable, other	29,825	-	-	-		29,825
Inventories	200,441	16,685	(17,684)	1,096	5c	200,538
Prepaid expenses and other current assets	66,871	1,166	(154)	-		67,883
Total current assets	811,375	18,025	(18,164)	4,596		815,832
Property, plant and equipment, net	977,553	87,277	(40,026)	(17,410)	5d	1,007,394
Leased property under capital leases, net	30,689	-	-	-		30,689
Other assets	99,587	430	(199)	-		99,818
Goodwill	160,427	-	(12,727)	16,046	5e	163,746
Distribution agreements, net	798,204	156,809	(63,455)	(46,009)	5f	845,549
Customer lists and other identifiable intangible assets, net	13,606	4,431	-	(31)	5g	18,006
Total assets	$2,891,441	$266,972	$(134,571)	$(42,808)		$2,981,034

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$7,875	$-	$-	$-		$7,875
Accounts payable, trade	164,622	-	-	-		164,622
Accounts payable to The Coca-Cola Company	187,476	-	-	-		187,476
Other accrued liabilities	183,683	745	(4,197)	6,245	5h	186,476
Accrued compensation	53,518	-	-	-		53,518
Accrued interest payable	4,914	-	-	-		4,914
Cooperative trade marketing liability	-	4,787	-	(4,787)	5i	-
Deposit liabilities	-	720	-	(720)	5j	-
Total current liabilities	602,088	6,252	(4,197)	738		604,881
Deferred income taxes	146,649	-	-	-		146,649
Pension and postretirement benefit obligations	126,314	-	(14,661)	-		111,653
Other liabilities	532,570	64	-	18,848	5k	551,482
Obligations under capital leases	37,151	-	-	-		37,151
Long-term debt	1,080,578	-	-	60,000	5l	1,140,578
Total liabilities	2,525,350	6,316	(18,858)	79,586		2,592,394
Equity:
Common Stock	10,204	-	-	-		10,204
Class B Common Stock	2,819	-	-	-		2,819
Capital in excess of par value	120,417	-	-	-		120,417
Retained earnings	298,146	-	(5,108)	27,657	5m	320,695
Accumulated other comprehensive loss	(92,001)	-	-	-		(92,001)
Treasury stock, at cost: Common Stock	(60,845)	-	-	-		(60,845)
Treasury stock, at cost: Class B Common Stock	(409)	-	-	-		(409)
Total equity of Coca-Cola Bottling Co. Consolidated	278,331	-	(5,108)	27,657		300,880
Noncontrolling interest	87,760	-	-	-		87,760
Total equity	366,091	-	(5,108)	27,657		388,640
Total liabilities and equity	$2,891,441	$6,316	$(23,966)	$107,243		$2,981,034

See accompanying notes to the unaudited pro forma condensed combined financial statements.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FIRST HALF ENDED JULY 2, 2017

(in thousands, except per share data)	CCBCC (as reported)	Current Year Historic CCR - 2017 Tranche 1 for the six months ended June 30, 2017	Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments		Current Year Historic CCR - 2017 Tranche 2 for the six months ended June 30, 2017	Deep South Adjustments (Note 6)	2017 Tranche 2 Expansion Transactions Pro Forma Adjustments		Pro Forma Combined
Net sales	$2,034,993	$182,348	$(30,255)	3a	$151,672	$(120,191)	$(3,892)	6a	$2,214,675
Cost of sales	1,287,794	131,244	(30,041)	3b	94,265	(69,796)	(3,864)	6b	1,409,602
Gross profit	747,199	51,104	(214)		57,407	(50,395)	(28)		805,073
Selling, delivery and administrative expenses	686,278	50,930	(3,793)	3c	49,732	(42,088)	585	6c	741,644
Income from operations	60,921	174	3,579		7,675	(8,307)	(613)		63,429
Interest expense, net	19,910	-	691	3d	-	-	662	6d	21,263
Other expense, net	37,795	-	-		-	-	-		37,795
Income (loss) before income taxes	3,216	174	2,888		7,675	(8,307)	(1,275)		4,371
Income tax expense (benefit)	52	-	1,179	3e	-	(3,199)	2,464	6e	496
Net income (loss)	3,164	174	1,709		7,675	(5,108)	(3,739)		3,875
Less: Net income attributable to noncontrolling interest	1,867	-	-		-	-	-		1,867
Net income (loss) attributable to CCBCC	$1,297	$174	$1,709		$7,675	$(5,108)	$(3,739)		$2,008

Basic net income (loss) per share based on net income attributable to CCBCC:
Common Stock	$0.14								$0.22
Weighted average number of Common Stock shares outstanding	7,141								7,141

Class B Common Stock	$0.14								$0.21
Weighted average number of Class B Common Stock shares outstanding	2,185								2,185

Diluted net income (loss) per share based on net income attributable to CCBCC:
Common Stock	$0.14								$0.21
Weighted average number of Common Stock shares outstanding - assuming dilution	9,366								9,366

Class B Common Stock	$0.13								$0.21
Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,225								2,225

See accompanying notes to the unaudited pro forma condensed combined financial statements.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 1, 2017

(in thousands, except per share data)	CCBCC (as reported)	Historic CCR - 2016 Transactions for the nine months ended September 30, 2016	Historic CCR - 2016 Transactions for the month ended October 28, 2016	2016 Expansion Transactions Pro Forma Adjustments		2016 Pro Forma Combined
Net sales	$3,156,428	$418,954	$26,998	$(57,608)	3a	$3,544,772
Cost of sales	1,940,706	293,409	19,018	(57,792)	3b	2,195,341
Gross profit	1,215,722	125,545	7,980	184		1,349,431
Selling, delivery and administrative expenses	1,087,863	106,005	7,036	(7,349)	3c	1,193,555
Income from operations	127,859	19,540	944	7,533		155,876
Interest expense, net	36,325	-	-	1,559	3d	37,884
Other income, net	1,870	-	-	-		1,870
Loss on exchange of franchise territory	692	-	-	-		692
Income before income taxes	92,712	19,540	944	5,974		119,170
Income tax expense	36,049	-	-	10,186	3e	46,235
Net income (loss)	56,663	19,540	944	(4,212)		72,935
Less: Net income attributable to noncontrolling interest	6,517	-	-	-		6,517
Net income (loss) attributable to CCBCC	$50,146	$19,540	$944	$(4,212)		$66,418

Basic net income per share based on net income attributable to CCBCC:
Common Stock	$5.39					$7.14
Weighted average number of Common Stock shares outstanding	7,141					7,141

Class B Common Stock	$5.39					$7.14
Weighted average number of Class B Common Stock shares outstanding	2,168					2,168

Diluted net income per share based on net income attributable to CCBCC:
Common Stock	$5.36					$7.10
Weighted average number of Common Stock shares outstanding - assuming dilution	9,349					9,349

Class B Common Stock	$5.35					$7.09
Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,208					2,208

See accompanying notes to the unaudited pro forma condensed combined financial statements.

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 1, 2017

(in thousands, except per share data)	2016 Pro Forma Combined	Historic CCR - 2017 Tranche 1 for the year ended December 31, 2016	Total 2017 Tranche 1 Expansion Transactions Pro Forma Adjustments		Historic CCR - 2017 Tranche 2 for the year ended December 31, 2016	Deep South Adjustments (Note 6)	2017 Tranche 2 Expansion Transactions Pro Forma Adjustments		Pro Forma Combined
Net sales	$3,544,772	$742,227	$(41,530)	3a	$307,655	$(234,976)	$(8,362)	6a	$4,309,786
Cost of sales	2,195,341	511,103	(43,608)	3b	192,885	(136,453)	(8,614)	6b	2,710,654
Gross profit	1,349,431	231,124	2,078		114,770	(98,523)	252		1,599,132
Selling, delivery and administrative expenses	1,193,555	194,743	(5,623)	3c	93,040	(82,283)	935	6c	1,394,367
Income from operations	155,876	36,381	7,701		21,730	(16,240)	(683)		204,765
Interest expense, net	37,884	-	2,619	3d	-	-	1,335	6d	41,838
Other income, net	1,870	-	-		-	-	-		1,870
Loss on exchange of franchise territory	692	-	-		-	-	-		692
Income before income taxes	119,170	36,381	5,082		21,730	(16,240)	(2,018)		164,105
Income tax expense	46,235	-	15,963	3e	-	(6,253)	7,589	6e	63,534
Net income (loss)	72,935	36,381	(10,881)		21,730	(9,987)	(9,607)		100,571
Less: Net income attributable to noncontrolling interest	6,517	-	-		-	-	-		6,517
Net income (loss) attributable to CCBCC	$66,418	$36,381	$(10,881)		$21,730	$(9,987)	$(9,607)		$94,054

Basic net income per share based on net income attributable to CCBCC:
Common Stock	$7.14								$10.10
Weighted average number of Common Stock shares outstanding	7,141								7,141

Class B Common Stock	$7.14								$10.10
Weighted average number of Class B Common Stock shares outstanding	2,168								2,168

Diluted net income per share based on net income attributable to CCBCC:
Common Stock	$7.10								$10.06
Weighted average number of Common Stock shares outstanding - assuming dilution	9,349								9,349

Class B Common Stock	$7.09								$10.05
Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,208								2,208

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

As part of The Coca‑Cola Company’s plans to refranchise its North American bottling territories, the Company has engaged in a multi-year series of transactions with The Coca‑Cola Company and CCR to significantly expand the Company’s distribution and manufacturing operations. This expansion includes acquisition of the rights to serve additional distribution territories previously served by CCR (the “Expansion Territories”) and related distribution assets, as well as the acquisition of regional manufacturing facilities previously owned by CCR (the “Expansion Facilities”) and related manufacturing assets (collectively, the “Expansion Transactions”).

Following is a summary of the Expansion Transactions completed by the Company during 2017:

2017 Tranche 1 Expansion Transactions

On January 27, 2017, the Company completed an acquisition from CCR (the “January 2017 Expansion Transaction”) of distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana, as contemplated by a distribution asset purchase agreement between the Company and CCR dated September 1, 2016 (the “September 2016 Distribution APA”).

On March 31, 2017, the Company completed an acquisition from CCR (the “March 2017 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Bloomington and Indianapolis, Indiana and Columbus and Mansfield, Ohio, as contemplated by the September 2016 Distribution APA; and (ii) two Expansion Facilities and related assets located in Portland and Indianapolis, Indiana, as contemplated by a manufacturing asset purchase agreement between the Company and CCR dated September 1, 2016 (the “September 2016 Manufacturing APA”).

On April 28, 2017, the Company completed an acquisition from CCR (the “April 2017 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Akron, Elyria, Toledo, Willoughby and Youngstown, Ohio, as contemplated by a distribution asset purchase agreement between the Company and CCR dated April 13, 2017; and (ii) an Expansion Facility and related assets located in Twinsburg, Ohio, as contemplated by a manufacturing asset purchase agreement between the Company and CCR dated April 13, 2017.

Collectively, the January 2017 Expansion Transaction, the March 2017 Expansion Transactions and the April 2017 Expansion Transactions are the “2017 Tranche 1 Expansion Transactions.”

2017 Tranche 2 Expansion Transactions

On October 2, 2017, the Company completed (i) an acquisition from CCR (the “Memphis Territory Acquisition”) of distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Memphis, Tennessee, as contemplated by a distribution asset purchase agreement between the Company and CCR dated September 29, 2017, and (ii) an exchange transaction with CCR (the “CCR Exchange Transaction”) pursuant to which (a) the Company acquired from CCR distribution rights and related assets in Expansion Territories located in central and southern Arkansas and two Expansion Facilities and related assets located in Memphis, Tennessee and West Memphis, Arkansas (the “CCR Exchange Business”), in exchange for which (b) the Company transferred to CCR distribution rights and related assets in Expansion Territories located in portions of southern Alabama, southeastern Mississippi, southwestern Georgia and northwestern Florida and in and around Somerset, Kentucky and an Expansion Facility and related assets located in Mobile, Alabama (the “Deep South and Somerset Exchange Business”), as contemplated by an asset exchange agreement between the Company, certain of its wholly-owned subsidiaries and CCR dated September 29, 2017 (the “CCR Asset Exchange Agreement”).  Collectively, the Memphis Territory Acquisition and the acquisition of the CCR Exchange Business pursuant to the CCR Exchange Transaction are the “2017 Tranche 2 Expansion Transactions.”

2016 Expansion Transactions

In addition, the Company completed the following Expansion Transactions during 2016:

On January 29, 2016, the Company completed an acquisition from CCR (the “January 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia, as contemplated by a distribution asset purchase agreement between the Company and CCR dated September 23, 2015 (the “September 2015 APA”); and (ii) an Expansion Facility

and related assets located in Sandston, Virginia, as contemplated by a manufacturing asset purchase agreement between the Company and CCR dated October 30, 2015 (the “October 2015 APA”).

On April 1, 2016, the Company completed an acquisition from CCR (the “April 1, 2016 Expansion Transaction”) of distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Alexandria, Virginia and Capitol Heights and La Plata, Maryland, as contemplated by the September 2015 APA.

On April 29, 2016, the Company completed an acquisition from CCR (the “April 29 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Baltimore, Hagerstown and Cumberland, Maryland, as contemplated by the September 2015 APA; and (ii) two Expansion Facilities and related assets located in Silver Spring and Baltimore, Maryland, as contemplated by the October 2015 APA.

On October 28, 2016, the Company completed an acquisition from CCR (the “October 2016 Expansion Transactions”) of (i) distribution rights and related assets in Expansion Territories previously served by CCR through CCR’s facilities and equipment located in Cincinnati, Dayton, Lima and Portsmouth, Ohio and Louisa, Kentucky, as contemplated by the September 2016 Distribution APA; and (ii) an Expansion Facility and related assets located in Cincinnati, Ohio, as contemplated by the September 2016 Manufacturing APA.

Collectively, the January 2016 Expansion Transactions, the April 1, 2016 Expansion Transaction, the April 29, 2016 Expansion Transactions and the October 2016 Expansion Transactions are the “2016 Expansion Transactions.” The Expansion Territories and Expansion Facilities acquired in the 2016 Expansion Transactions, the 2017 Tranche 1 Expansion Transactions and the 2017 Tranche 2 Expansion Transactions are collectively known as the “Acquired Business.”

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to Article 11 of Regulation S‑X, and present the pro forma balance sheet and statements of operations of the Company based upon historical information after giving effect to the acquisitions of the Acquired Business and the adjustments described in these footnotes.

The unaudited pro forma condensed combined balance sheet is presented as if the 2017 Tranche 2 Expansion Transactions had occurred on July 2, 2017. The unaudited pro forma condensed combined statements of operations for the first half ended July 2, 2017 and for the year ended January 1, 2017 are presented as if the 2017 Tranche 1 Expansion Transactions and the 2017 Tranche 2 Expansion Transactions had occurred on January 4, 2016, the first day of 2016, and the 2016 Expansion Transactions had occurred on December 29, 2014, the first day of 2015. A pro forma income statement for 2016 reflecting the 2016 Acquired Business is provided for the purpose of measuring relative significance of the 2017 Tranche 1 Expansion Transactions and the 2017 Tranche 2 Expansion Transactions.

The historical balance sheet of the Company as of July 2, 2017 reflects the business combination accounting for the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions. The historical balance sheet of CCR as of June 30, 2017 includes only the net assets related to the 2017 Tranche 2 Expansion Transactions and it excludes the net assets of the 2016 Expansion Transactions and the net assets related to the 2017 Tranche 1 Expansion Transactions.

The historical results of the Company as of and for the first half ended July 2, 2017 have been derived from unaudited financial statements. The historical results of the Company for the year ended January 1, 2017 have been derived from audited financial statements.

The historical results of CCR as of June 30, 2017, for the six months ended June 30, 2017 and for the nine months ended September 30, 2016 have been derived from unaudited abbreviated financial statements obtained from CCR. The historical results of CCR for the year ended December 31, 2016 have been derived from audited abbreviated financial statements obtained from CCR. The historical results of CCR for the period of October 1, 2016 through October 28, 2016 have been derived from unaudited financial information obtained from CCR.

The historical results of the Company for the first half ended July 2, 2017 reflect the operating results of the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions from and after their respective closing dates.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for (i) ongoing cost savings that the Company expects to and/or has achieved as a result of the acquisitions of the Acquired Business or (ii) the transition and related costs necessary to achieve such cost savings or synergies.

Adjustments associated with the Deep South and Somerset Exchange Business (the “Deep South Adjustments”) have been included in the condensed combined balance sheet and represent the divested balances for the assets acquired and liabilities assumed by CCR as part of the CCR Exchange Transaction, pursuant to the CCR Asset Exchange Agreement. The Deep South Adjustments included in the condensed combined statements of operations represent the operating results for the Deep South and Somerset Exchange Business for the periods presented.

3. 2016 EXPANSION TRANSACTIONS AND 2017 TRANCHE 1 EXPANSION TRANSACTIONS — PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED AND PRO FORMA ADJUSTMENTS

The Company’s historical consolidated balance sheet as of July 2, 2017 reflects the purchase accounting from the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions, and therefore does not require any pro forma adjustments.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended January 1, 2017 and the first half ended July 2, 2017 related to the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions are as follows:

(a) Net sales— In the normal course of business, CCBCC purchases certain finished products from CCR and, conversely, CCR purchases certain finished products from CCBCC. The adjustments reflect the elimination of net sales between CCBCC and CCR in the following amounts:

	For the Year Ended January 1, 2017		For the First Half Ended July 2, 2017
(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
CCR sales to CCBCC	$(50,939)	$(31,172)	$(19,338)
CCBCC sales to CCR	(6,669)	(10,358)	(10,917)
Total net sales pro forma adjustment	$(57,608)	$(41,530)	$(30,255)

(b) Cost of sales— Adjustment to cost of sales includes the following:

	For the Year Ended January 1, 2017		For the First Half Ended July 2, 2017
(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Intercompany cost of sales elimination (i)	$(56,946)	$(42,086)	$(29,708)
Depreciation expense (ii)	(846)	(1,522)	(333)
Total cost of sales pro forma adjustment	$(57,792)	$(43,608)	$(30,041)

(i) Reflects the adjustment to cost of sales of removing intercompany sales transactions, which are summarized as follows:

	For the Year Ended January 1, 2017		For the First Half Ended July 2, 2017
(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
CCR cost of sales from CCBCC	$(50,950)	$(31,919)	$(18,652)
CCBCC cost of sales from CCR	(5,996)	(10,167)	(11,056)
Total intercompany cost of sales elimination adjustment	$(56,946)	$(42,086)	$(29,708)

(ii) Reflects the adjustment to depreciation expense recorded in cost of sales associated with the change in fair value of property, plant and equipment acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions.

(c) Selling, delivery and administrative (“S,D&A”) expenses— Adjustment to selling, delivery and administrative expenses includes the following:

	For the Year Ended January 1, 2017		For the First Half Ended July 2, 2017
(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Transaction costs (i)	$(5,659)	$(1,630)	$(2,862)
Depreciation expense (ii)	(1,276)	(2,201)	(600)
Amortization expense (iii)	(414)	(1,792)	(331)
Total S,D&A expenses pro forma adjustment	$(7,349)	$(5,623)	$(3,793)

(i) Reflects the removal of transaction expenses incurred by the Company related to the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions. These expenses are directly attributable to the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions and are not expected to have a continuing impact.

(ii) Reflects the adjustment to depreciation expense associated with the change in fair value of property, plant and equipment acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions.

(iii) Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions, less historical amortization expense. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions is as follows:

	Estimated useful life (years)	Total 2016 Expansion Transactions at Fair Value	Total 2017 Tranche 1 Expansion Transactions at Fair Value	Amortization Expense For the Year Ended January 1, 2017		Amortization Expense For the First Half Ended July 2, 2017
(in thousands)				Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Definite-lived bottlers' franchise rights	40	$86,650	$36,800	$1,367	$920	$198
Customer relationships	12	4,600	3,800	203	317	63
Total		$91,250	$40,600	$1,570	$1,237	$261
Less: Historic CCR amounts				(1,984)	(3,029)	(592)
Total amortization expense adjustment				$(414)	$(1,792)	$(331)

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the intangible assets acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions. The amortizable life reflects the period over which the asset is expected to provide material economic benefit.

With other assumptions held constant, the annual pro forma amortization and the annual amortization expense associated with the amortizable intangible assets acquired in the 2016 Expansion Transactions and the 2017 Tranche 1 Expansion Transactions would change by approximately the following amounts under the scenarios described below:

(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Impact on the annual pro forma amortization from a 10% increase in the fair value adjustment for amortizable intangible assets acquired	$255	$124
Impact on annual amortization expense from a one year change in the estimated useful life of intangible assets acquired	(82)	(47)

(d) Interest expense, net— Reflects the adjustments to interest expense associated with the proceeds from the Company’s revolving credit facility used towards the respective acquisitions. The interest rates for each advance under the revolving credit facility were based on the LIBOR rate plus an interest margin determined at the advance date. The pro forma adjustments for interest expense are as follows:

(in thousands)	Debt Proceeds	Interest Rate	Interest Expense For the Year Ended January 1, 2017	Effective annual interest expense would change in interest rate by 1/8%
January 2016 Expansion Transactions	$70,000	1.4125%	$68	$88
April 1, 2016 Expansion Transaction	35,000	1.4125%	119	44
April 29, 2016 Expansion Transactions	65,000	1.4750%	305	81
October 2016 Expansion Transactions	85,000	1.5375%	1,067	106
Total 2016 Expansion Transactions interest expense pro forma adjustment			$1,559

(in thousands)	Debt Proceeds	Interest Rate	Interest Expense For the Year Ended January 1, 2017	Interest Expense For the First Half Ended July 2, 2017	Effective annual interest expense would change in interest rate by 1/8%
January 2017 Expansion Transaction	$25,000	1.7875%	$447	$31	$31
March 2017 Expansion Transactions	20,000	1.9750%	395	95	25
April 2017 Expansion Transactions	90,000	1.9750%	1,777	565	113
Total 2017 Tranche 1 Expansion Transactions interest expense pro forma adjustments			$2,619	$691

(e) Income tax expense— Adjustment to income tax expense includes the following:

	For the Year Ended January 1, 2017		For the First Half Ended July 2, 2017
(in thousands)	Total 2016 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions	Total 2017 Tranche 1 Expansion Transactions
Historic CCR transactions (i)	$7,886	$14,007	$67
Pro forma adjustments (ii)	2,300	1,956	1,112
Total income tax expense pro forma adjustment	$10,186	$15,963	$1,179

(i) Reflects the income tax impacts of the Historic CCR – 2016 Expansion Transactions and Historic CCR – 2017 Tranche 1 Expansion Transactions on the pro forma statements of operations using the combined U.S. federal and state statutory rate of 38.5%.

(ii) Reflects the income tax impacts of the pro forma adjustments made to the pro forma statements of operations using the combined U.S. federal and state statutory rate of 38.5%.

4. 2017 TRANCHE 2 EXPANSION TRANSACTIONS—CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The 2017 Tranche 2 Expansion Transactions have been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with the Company treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the 2017 Tranche 2 Expansion Transactions may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, where applicable, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The following is a summary of the preliminary estimated consideration transferred and fair values of the net assets acquired in the 2017 Tranche 2 Expansion Transactions as if each transaction had closed on July 2, 2017:

(in thousands)	Total 2017 Tranche 2 Expansion Transactions
Upfront cash payment	$54,979
Fair value of sub-bottler liability (contingent consideration)	20,306
Fair value of the Deep South and Somerset Exchange Business	141,965
Consideration transferred	$217,250

Cash	$174
Accounts receivable from The Coca-Cola Company	2,182
Inventories	17,781
Prepaid expenses and other current assets	1,166
Property, plant and equipment	69,867
Other assets (including deferred taxes)	430
Goodwill	16,046
Distribution agreements, net	110,800
Customer lists	4,400
Total acquired assets	$222,846

Other current liabilities	$5,532
Other liabilities	64
Total assumed liabilities	$5,596

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the 2017 Tranche 2 Expansion Transactions will be completed as soon as practicable. The valuations of the acquired asset and contingent consideration will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired, liabilities assumed, and the contingent consideration liability associated with ongoing quarterly sub-bottling payments the Company is required to make to CCR for the grant of exclusive rights to distribute, promote, market and sell covered beverages and related products, pursuant to the Company’s final comprehensive beverage agreement with CCR (the “Final CBA”). These quarterly sub-bottling payments are based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a covered beverage, related product or certain cross-licensed brands (as defined in the Final CBA).

The amounts allocated to the 2017 Tranche 2 Expansion Transactions, including contingent consideration, could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets acquired or an increase in the fair value of liabilities assumed, including contingent consideration, from the preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the 2017 Tranche 2 Expansion Transactions. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

5. 2017 TRANCHE 2 EXPANSION TRANSACTIONS—CONDENSED COMBINED BALANCE SHEET PRO FORMA ADJUSTMENTS

The Deep South Adjustments as of July 2, 2017 have been included in the condensed combined balance sheet and represent the divested balances for the assets acquired and liabilities assumed by CCR as part of the CCR Exchange Transaction, pursuant to the CCR Asset Exchange Agreement.

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined balance sheet related to the 2017 Tranche 2 Expansion Transactions are as follows:

(a) Cash and cash equivalents— Adjustment of $1.3 million reflects the preliminary net adjustment to cash in connection with the 2017 Tranche 2 Expansion Transactions.

(in thousands)	Cash and cash equivalents adjustment
Proceeds from credit facility (i)	$60,000
Cash payment at closing (ii)	(54,979)
Transaction expenses to be incurred (iii)	(3,702)
Total pro forma adjustment	$1,319

(i) An increase in cash related to the use of the Company’s revolving credit facility;

(ii) A decrease in cash related to the net cash payment due to CCR at the closings for the 2017 Tranche 2 Expansion Transactions; and

(iii) Estimated expenses related to the 2017 Tranche 2 Expansion Transactions to be incurred by the Company as of July 2, 2017.

(b) Accounts receivable from The Coca‑Cola Company— Adjustment of $2.2 million reflects the fair value of the estimated amount due to the Company from The Coca‑Cola Company related to cold drink equipment acquired in the 2017 Tranche 2 Expansion Transactions.

(c) Inventories— Adjustment of $1.1 million to inventories includes the change in the fair value of plastic shells, plastic pallets and other inventories acquired from CCR in the 2017 Tranche 2 Expansion Transactions. The Company classifies these items as inventories on their balance sheet whereas CCR classified deposit items in property, plant and equipment.

(d) Property, plant and equipment, net— Adjustment represents the preliminary estimate to reflect property, plant and equipment acquired in the 2017 Tranche 2 Expansion Transactions at fair value. The preliminary fair value was determined using the income, market and cost approaches. The preliminary amounts assigned to property, plant and equipment are as follows:

(in thousands)	Estimated useful life (years)	Property, plant and equipment, net adjustment
Land	N/A	$2,340
Construction in progress	N/A	211
Buildings and improvements	12 to 28	11,640
Machinery, equipment and vehicle fleet	2 to 13	52,837
Leasehold improvements	2 to 8	2,839
Total		69,867
Less: Historic CCR amounts		(87,277)
Total pro forma adjustment		$(17,410)

(e) Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the 2017 Tranche 2 Expansion Transactions and is primarily attributable to the workforce acquired. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 4. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The preliminary pro forma adjustment to goodwill is calculated as follows:

(in thousands)	Goodwill adjustment
Consideration transferred	$217,250
Less: Fair value of net assets to be acquired	(201,204)
Total pro forma adjustment	$16,046

(f) Distribution agreements, net— Adjustment of $46.0 million represents the preliminary estimate to reflect distribution agreements acquired in the 2017 Tranche 2 Expansion Transactions at fair value. The preliminary fair market value was determined using an income approach. The preliminary amounts assigned to the distribution agreements are as follows:

(in thousands)	Estimated useful life (years)	Distribution agreements, net
Distribution agreements	40	$110,800
Less: Historic CCR amounts		(156,809)
Total pro forma adjustment		$(46,009)

(g) Customer lists and other identifiable intangible assets, net — Adjustment represents the preliminary estimate to reflect customer lists acquired in the 2017 Tranche 2 Expansion Transactions at fair value. The preliminary fair market value was determined using an income approach. The preliminary amounts assigned to the customer lists are as follows:

(in thousands)	Estimated useful life (years)	Customer lists and other identifiable intangible assets, net
Customer lists	12	$4,400
Less: Historic CCR amounts		(4,431)
Total pro forma adjustment		$(31)

(h) Other accrued liabilities— Adjustment of $6.2 million includes the following:

(i) Adjustment of $4.8 million reflects the reclassification of the cooperative trade marketing (“CTM”) liability to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

(ii) Adjustment of $1.4 million reflects the current portion of acquisition related contingent consideration associated with the sub-bottling payments under the Final CBA.

(i) CTM liability— The CTM liability reflects a $4.8 million reclassification of the CTM liability to other accrued liabilities to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

(j) Deposit liabilities— Adjustment of $0.7 million reflects the alignment to the Company’s accounting policy for deposit items.

(k) Other liabilities— Adjustment of $18.8 million represents the fair value of the contingent consideration associated with the sub-bottling payments under the Final CBA.

(l) Long-term debt— Adjustment reflects an increase in long-term debt of $60.0 million that was borrowed under the Company’s revolving credit facility. Proceeds from the revolving credit facility were used to finance a portion of the upfront cash purchase price for the 2017 Tranche 2 Expansion Transactions.

(m) Retained earnings— Adjustment of $27.7 million includes an adjustment of $31.4 million to reflect the gain related to the exchange of the Deep South and Somerset Exchange Business, partially offset by a $3.7 million adjustment to reflect the estimated transaction costs to be incurred by the Company related to the 2017 Tranche 2 Expansion Transactions. The estimated fees and expenses associated with the 2017 Tranche 2 Expansion Transactions have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the 2017 Tranche 2 Expansion Transactions that will not have a continuing impact on the Company’s operations.

6. 2017 TRANCHE 2 EXPANSION TRANSACTIONS—CONDENSED COMBINED STATEMENTS OF OPERATIONS PRO FORMA ADJUSTMENTS

The Deep South Adjustments have been included in the condensed combined statements of operations for the year ended January 1, 2017 and for the first half ended July 2, 2017 and represent the operating results for the Deep South and Somerset Exchange Business, which were divested as part of the CCR Exchange Transaction, pursuant to the CCR Asset Exchange Agreement..

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined statements of operations related to the 2017 Tranche 2 Expansion Transactions are as follows:

(a) Net sales— In the normal course of business, CCBCC purchases certain finished products from CCR and, conversely, CCR purchases certain finished products from CCBCC. The adjustments for the 2017 Tranche 2 Expansion Transactions reflect the elimination of net sales between CCBCC and CCR in the following amounts:

(in thousands)	For the Year Ended January 1, 2017	For the First Half Ended July 2, 2017
CCR sales to CCBCC	$(8,362)	$(3,765)
CCBCC sales to CCR	-	(127)
Total net sales pro forma adjustment	$(8,362)	$(3,892)

(b) Cost of sales— Adjustment to cost of sales for the 2017 Tranche 2 Expansion Transactions includes the following:

(in thousands)	For the Year Ended January 1, 2017	For the First Half Ended July 2, 2017
Intercompany cost of sales elimination (i)	$(8,307)	$(3,757)
Depreciation expense (ii)	(307)	(107)
Total cost of sales pro forma adjustment	$(8,614)	$(3,864)

(i) Reflects the adjustment to cost of sales of removing intercompany sales transactions, which are summarized as follows:

(in thousands)	For the Year Ended January 1, 2017	For the First Half Ended July 2, 2017
CCR cost of sales from CCBCC	$(8,307)	$(3,637)
CCBCC cost of sales from CCR	-	(120)
Total intercompany cost of sales elimination adjustment	$(8,307)	$(3,757)

(ii) Reflects adjustment to depreciation expense recorded in cost of sales associated with the change in fair value of property, plant and equipment acquired in the 2017 Tranche 2 Expansion Transactions.

(c) Selling, delivery and administrative expenses—Adjustment to selling, delivery and administrative expenses includes the following:

(in thousands)	For the Year Ended January 1, 2017	For the First Half Ended July 2, 2017
Depreciation expense (i)	$(638)	$(362)
Amortization expense (ii)	1,573	947
Total S,D&A expenses pro forma adjustment	$935	$585

(i) Reflects the adjustment to depreciation expense associated with the change in fair value of property, plant and equipment acquired in the 2017 Tranche 2 Expansion Transactions.

(ii) Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the 2017 Tranche 2 Expansion Transactions, less historical amortization expense. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired in the 2017 Tranche 2 Expansion Transactions is as follows:

(in thousands)	Estimated useful life (years)	Total 2017 Tranche 2 Expansion Transactions at Fair Value	Amortization Expense For the Year Ended January 1, 2017	Amortization Expense For the First Half Ended July 2, 2017
Definite-lived bottlers' franchise rights	40	$110,800	$2,770	$1,374
Customer relationships	12	4,400	367	$182
Total		$115,200	$3,137	$1,556
Less: Historic CCR amounts			(1,564)	(609)
Total amortization expense adjustment			$1,573	$947

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the intangible assets acquired in the 2017 Tranche 2 Expansion Transactions. The amortizable life reflects the period over which the asset is expected to provide material economic benefit.

With other assumptions held constant, the annual pro forma amortization and the annual amortization expense associated with the amortizable intangible assets acquired in the 2017 Tranche 2 Expansion Transactions would change by approximately the following amounts under the scenarios described below:

(in thousands)	Total 2017 Tranche 2 Expansion Transactions
Impact on the annual pro forma amortization from a 10% increase in the fair value adjustment for amortizable intangible assets acquired	$314
Impact on annual amortization expense from a one year change in the estimated useful life of intangible assets acquired	(96)

(d) Interest expense, net— Reflects the adjustment to interest expense associated with the proceeds from the Company’s revolving credit facility used towards the 2017 Tranche 2 Expansion Transactions. The interest rates for the advance under the revolving credit facility was based on the LIBOR rate plus an interest margin determined at the advance date. The pro forma adjustment for interest expense is as follows:

(in thousands)	Debt Proceeds	Interest Rate	Interest Expense For the Year Ended January 1, 2017	Interest Expense For the First Half Ended July 2, 2017	Effective annual interest expense would change in interest rate by 1/8%
2017 Tranche 2 Expansion Transactions	$60,000	2.2250%	$1,335	$662	$75

(e) Income tax expense— Adjustment to income tax expense for the 2017 Tranche 2 Expansion Transactions includes the following:

(in thousands)	For the Year Ended January 1, 2017	For the First Half Ended July 2, 2017
Historic CCR - 2017 Tranche 2 (i)	$8,366	$2,955
Pro forma adjustments (ii)	(777)	(491)
Total income tax expense pro forma adjustment	$7,589	$2,464

(i) Reflects the income tax impacts of the Historic CCR – 2017 Tranche 2 Expansion Transactions on the pro forma statements of operations using the combined U.S. federal and state statutory rate of 38.5%.

(ii) Reflects the income tax impacts of the pro forma adjustments made to the pro forma statements of operations using the combined U.S. federal and state statutory rate of 38.5%.